UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 23rd Floor

New York, New York 10169

(Address of principal executive offices)

(212) 521-6323

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On May 3, 2021, Lument Finance Trust, Inc. (the “Company”) filed, with the State Department of Assessments and Taxation of the State of Maryland (“MSDAT”), Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company, classifying 2,400,000 shares of the Company’s authorized but unissued preferred stock as shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), resulting in a total of 2,400,000 shares classified as Series A Preferred Stock. The Articles Supplementary became effective upon filing with MSDAT.

Item 8.01. Other Events.

On April 28, 2021, the Company and OREC Investment Management, LLC, entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,400,000 shares of its Series A Preferred Stock at a public offering price of $25.00 per share (inclusive of accrued dividends), for net proceeds of approximately $58.1 million, after the underwriting discount but before estimated expenses payable by the Company. The Series A Preferred Stock was offered and sold pursuant to a prospectus, dated April 28, 2021, that constitutes part of the Company’s Registration Statement on Form S-11 (File No. 333-254833), which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 28, 2021, and the Company’s Registration Statement on Form S-11 MEF (333-255591), which became effective upon filing with the Commission on April 28, 2021. The offering is scheduled to close on May 5, 2021.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 28, 2021, by and among Lument Finance Trust, Inc., OREC Investment Management, LLC and Piper Sandler & Co. Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule A thereto.

3.1	Articles Supplementary Designating the Rights and Preferences of the 7.875% Series A Cumulative Redeemable Preferred Stock.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT FINANCE TRUST, INC.

Dated: May 4, 2021	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer